Bakkt Reports Third Quarter 2024 Results

•BakktX successfully tested, institutional client rollout to begin Q4’24
•Net loss improved 87.8% year-over-year

ALPHARETTA, GA – November 14, 2024 – Bakkt Holdings, Inc. (“Bakkt” or the “Company”) (NYSE: BKKT) announced its financial and operational results for the quarter ended September 30, 2024.

CEO Comments:
"Since the U.S. Presidential election, we’ve seen a dramatic increase in trading volumes driven by favorable macro sentiment and rising crypto prices,” said Andy Main, President and CEO of Bakkt. “As of November 12th, we had transacted $279 million in volume, already surpassing October’s total of $165 million in just 12 days. These tailwinds align with the upcoming rollout of our institutional trading platform, BakktX, which marks a pivotal turning point for our business. Our combined efforts with Hidden Road, Crossover Markets and CoinRoutes are expected to deliver a powerful combination of Bakkt's security and compliance expertise with real-time risk management and operational support, high-performance technology, and a first-class trading interface and algorithm that we believe will put us in a strong position to win share in a rapidly growing market.”
Mr. Main continued, “In October, given the considerable margin compression we’ve seen in the custody space, we began investigating a possible wind-down and dissolution of Bakkt Trust due to its lack of market traction and high cost of capital due to regulatory requirements. As this process has progressed, we have also worked to find strategic alternatives for Bakkt Trust. We expect to have a lower regulatory capital requirement during the pendency of this process. This decision allows us to focus on our core business areas, including brokerage and institutional trading services, where we believe we have significant competitive advantages and growth opportunities. We’ve seen significant headwinds thus far in 2024 but looking forward, with the macro landscape improving, BakktX rolling out in the coming months, and broader coin offerings, we believe we are well-positioned to capitalize on high-growth opportunities across the digital asset ecosystem.”

Third Quarter 2024 Key Performance Indicators:
•Crypto enabled accounts grew to 6.5 million, up 6.7% year-over-year.
•Notional traded volume increased 30.1% year-over-year to $476.5 million, primarily due to stronger crypto market activity.
•Assets under custody increased 85.5% year-over-year to $938.7 million, primarily due to higher trading prices for crypto assets.
•Loyalty transacting accounts decreased 41.6% year-over-year to approximately 610,568, primarily due to a credit card program divestiture by a large loyalty client.

Third Quarter 2024 Financial Highlights (unaudited):
•Total revenues of $328.4 million reflect an increase in gross crypto services revenues driven by Bakkt Crypto. Net loyalty revenues of $12.1 million decreased 7.2% year-over-year driven by lower notionally traded volume and redemption.
•Total operating expenses of $355.8 million reflect an increase in crypto costs and execution, clearing and brokerage fees driven by Bakkt Crypto.
•Total operating expenses excluding crypto costs and execution, clearing and brokerage fees decreased 39.7% year-over-year to $40.8 million primarily as a result of lower compensation expense related to the restructuring and reduction in headcount in the first quarter of 2024.

•Operating loss of $27.4 million improved 48.2% year-over-year primarily due to the lapse of a $23.3 million goodwill and intangible asset impairment in third quarter of 2023 along with higher crypto services revenue, and lower compensation, SG&A and acquisition related costs.
•Net loss improved 87.8% year-over-year to $6.3 million as the third quarter of 2024 benefited from a $20.0 million gain on the fair value of warrant liability.
•Adjusted EBITDA loss (non-GAAP) increased 9.7% year-over-year to $23.7 million as the second half of 2023 benefited from a temporary brokerage business revenue share adjustment with WeBull and a decrease in loyalty revenue.

$ in millions	3Q24	3Q23	Increase/ (decrease)
Total revenues[1]	$328.4	$204.8	60.4%
Crypto costs and execution, clearing and brokerage fees	315.0	190.1	65.8%
Operating expenses, excluding crypto costs and execution, clearing and brokerage fees	40.8	67.5	(39.7%)
Total operating expenses	355.8	257.6	38.1%
Operating loss	(27.4	(52.9)	(48.2%)
Net loss	(6.3)	(51.7)	(87.8%)
Adjusted EBITDA loss (non-GAAP)	($23.7)	($21.6)	(9.7%)

Recent Operational Highlights:
•BakktX ECN:
◦Successfully tested and verified with Bakkt Custody Solutions (“BCS”) in Q3’24, rollout to commence in Q4’24 to institutional clients.
◦Aims to combine Bakkt’s security and compliance expertise with Crossover Markets’ high-performance technology, CoinRoute’s optimized trading interface and algorithms, and, once we have a definitive commercial agreement, Hidden Road’s extensive distribution capabilities.
◦Strategically designed to be the preferred platform for institutional traders, offering enhanced operational efficiency, comprehensive risk management, and capital optimization.
•Strategic Partnerships:
◦Expanded relationship with Blockwyre, an AI-driven crypto-fintech platform, as a new institutional brokerage client, expanding Bakkt’s presence in B2B and B2B2C crypto payment solutions by providing end-to-end crypto brokerage infrastructure for Blockwyre’s spot crypto and stablecoin payments platform.
•New Coin Listings:
◦Launched 9 new coins for trading in Q3’24, which contributed more than 10% to overall trading volume in September.
◦Added an additional 6 coins in November.
•Recent Trading Volume Increase:
◦November 2024 trading volumes surged to $279 million as of November 12th, surpassing October's total of $165 million in just 12 days, driven by favorable macro sentiment and rising crypto prices.

2024 Guidance Update:2

•Full year 2024 revenue from loyalty expected to be approximately $49 million - $50 million, lower than prior guidance primarily due to lower transaction revenue.
•Full year 2024 gross crypto revenue, less crypto costs and execution, clearing and brokerage costs, expected to be at the lower end of $10 million - $15 million range primarily due to timing of activations.
•Full year 2024 cash used in operating activities expected to be ($84 million) – ($89 million) and free cash flow usage (non-GAAP) expected to be ($91 million) – ($96 million) due to reduction in revenue and higher expenses.
•End of year available cash, cash equivalents and available-for-sale securities of $34 million – $39 million.

1. In accordance with GAAP, crypto services revenue and crypto costs and execution, clearing and brokerage fees are presented on a gross basis as the Company is a principal in those transactions.

2. Given under the following updated key assumptions: Gross Crypto Revenue, Crypto Costs and ECB - revenue contribution from existing clients/accounts based on Q3’24 retail trading engagement metrics, decrease in loyalty revenues and overall trading volume, no inclusion of material revenue from BakktX, and Crypto Costs and ECB in line with gross crypto revenue. End of year cash, cash equivalents and AFS securities – updated estimate inclusive of the possible wind-down and dissolution of Bakkt Trust and the expected lower regulatory capital requirements during the pendency of the process.

Webcast and Conference Call Information
Bakkt will host a conference call at 5:00 PM ET, November 14, 2024. The earnings conference call will be webcast live here and archived on the investor relations section of Bakkt’s corporate website under the ‘Events & Presentations’ section, along with any related earnings materials.

Investors and analysts interested in participating in the call are invited to dial (833) 470-1428 or (404) 975-4839, and reference participant access code 597174 approximately ten minutes prior to the start of the call.
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About Bakkt
Founded in 2018, Bakkt builds solutions that enable our clients to grow with the crypto economy. Through institutional-grade custody, trading, and onramp capabilities, our clients leverage technology that’s built for sustainable, long-term involvement in crypto.

Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/ |
X (Formerly Twitter) @Bakkt | LinkedIn https://www.linkedin.com/company/bakkt/.

Bakkt-E
Source: Bakkt Holdings, Inc.

Contacts
Investor Relations
IR@bakkt.com

Media
press@bakkt.com

Note on Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, Bakkt’s guidance and outlook, including for the full fiscal year 2024, and the trends and assumptions underlying such guidance and outlook, statements regarding BakktX and its expected positioning as a preferred platform, Bakkt’s cost reduction strategy and expectations regarding cost savings, Bakkt’s plans and expectations, including statements about new products and features, partnerships, joint ventures and growth, Bakkt’s ability to enter into a definitive commercial agreement with Hidden Road, Bakkt’s expectations regarding crypto market growth, including from the recent positive macro sentiment and rising crypto prices, Bakkt’s ability to winddown or effect a strategic transaction involving Bakkt Trust, and Bakkt’s beliefs regarding its future goals, among others.

Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements as a result of the following factors, among others: the Company’s ability to continue as a going concern; the Company’s ability to grow and manage growth profitably; changes in the Company’s business strategy; the Company’s future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; changes in the market in which the Company competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations; changes in the markets that the Company targets; disruptions in the crypto market that subject the Company to additional risks, including the risk that banks may not provide banking services to the Company; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; the inability to launch new services and products, including with the expected commercial partners, or to profitably expand into new markets and services; the inability to execute the Company’s growth strategies, including identifying and executing acquisitions and the Company’s initiatives to add new clients and selling or winding down certain product offerings; the Company’s failure to comply with extensive government regulation, oversight, licensure and appraisals; uncertain regulatory regime governing blockchain technologies and crypto; the inability to develop and maintain effective internal controls and procedures; the exposure to any liability, protracted and costly litigation or reputational damage relating to the Company’s data security; the impact of any goodwill or other intangible assets impairments on the Company’s operating results; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its subsequently filed Quarter Reports on Form 10-Q. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events.

Definitions
•Crypto-enabled accounts: total crypto accounts open.
•Transacting accounts: unique accounts that perform at least one transaction across crypto buy/sell and loyalty redemption each month. Monthly figures are de-duped for the month. Quarterly figure represents sum of all months in the quarter.
•Notional traded volume: total notional volume of transactions across crypto buy/sell and loyalty redemption. Figures represent gross values recorded as of order date.
•Assets under custody: the sum of coin quantities held by customers multiplied by the final quote for each coin on the last day of the quarter.

Bakkt Q3 2024 Financial Statements

Consolidated Balance Sheets

$ in millions except per share data	As of 9/30/24 (unaudited)	As of 12/31/23
Assets
Current assets
Cash and cash equivalents	$29.0	$52.9
Restricted cash	35.3	31.8
Customer funds	51.6	32.9
Available-for-sale securities	6.7	17.4
Accounts receivable, net	26.8	29.7
Prepaid insurance	5.6	13.0
Safeguarding asset for crypto	938.7	701.6
Other current assets	4.1	3.3
Total current assets	1,097.8	882.6
Property, equipment and software, net	1.8	0.1
Goodwill	68.0	68.0
Intangible assets, net	2.9	2.9
Other assets	12.3	13.3
Total assets	$1,182.7	$966.9
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued liabilities	$41.8	$55.4
Customer funds payable	51.6	32.9
Deferred revenue, current	2.0	4.3
Due to related party	2.7	3.2
Safeguarding obligation for crypto	938.7	701.6
Unsettled crypto trades	1.0	1.0
Other current liabilities	4.2	3.7
Total current liabilities	1,041.9	802.1
Deferred revenue, noncurrent	2.6	3.2
Warrant liability	15.8	2.4
Other noncurrent liabilities	20.4	23.5
Total liabilities	1,080.7	$831.2
Stockholders' equity
Class A Common Stock ($0.0001 par value, 30,000,000 shares authorized, 6,465,776 shares issued and outstanding as of September 30, 2024 and 3,793,837 shares issued and outstanding as of December 31, 2023)	0.0	0.0
Class V Common Stock ($0.0001 par value, 10,000,000 shares authorized, 7,194,941 shares issued and outstanding as of September 30, 2024 and 7,200,064 shares issued and outstanding as of December 31, 2023)	0.0	0.0
Additional paid-in capital	829.5	799.7
Accumulated other comprehensive loss	(0.2)	(0.1)
Accumulated deficit	(778.8)	(751.3)
Total stockholders' equity	50.5	48.3
Noncontrolling interest	51.5	87.4
Total equity	102.0	135.7
Total liabilities and stockholders' equity	$1,182.7	$966.9

Consolidated Statements of Operations (unaudited)

$ in millions except per share data	3Q24	3Q23
Revenues:
Crypto services	$316.3	$191.8
Loyalty services, net	12.1	13.0
Total revenues	328.4	204.8
Operating expenses:
Crypto costs	312.8	189.4
Execution, clearing and brokerage fees	2.2	0.7
Compensation and benefits	21.1	24.6
Professional services	5.3	2.0
Technology and communication	4.2	5.5
Selling, general and administrative	8.5	7.4
Acquisition-related expenses	—	(0.7)
Depreciation and amortization	0.1	4.0
Related party expenses	0.2	1.0
Goodwill and intangible assets impairments	—	23.3
Impairment of long-lived assets	0.6	0.1
Restructuring expenses	0.4	—
Other operating expenses	0.3	0.3
Total operating expenses	355.8	257.6
Operating loss	(27.4)	(52.9)
Interest income, net	1.0	1.2
Gain (loss) from change in fair value of warrant liability	20.0	(0.2)
Other income (expense), net	—	0.4
Loss before income taxes	(6.4)	(51.5)
Income tax expense	0.1	(0.2)
Net loss	(6.3)	(51.7)
Less: Net loss attributable to noncontrolling interest	(3.4)	(34.4)
Net loss attributable to Bakkt Holdings, Inc.	($2.89)	($17.33)

Net loss per share attributable to Class A Common Stockholders
Basic	($0.45)	($4.74)
Diluted	($0.45)	($4.74)

Consolidated Statements of Cash Flows (unaudited)

$ in millions	3Q24	3Q23
Cash flows from operating activities:
Net loss	($6.3)	($51.7)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	0.1	4.0
Non-cash lease expense	—	0.8
Share-based compensation expense	2.6	3.0
Unit-based compensation expense	—	0.4
Forfeiture and cancellation of common units	0.0	—
Impairment of long-lived assets	0.6	0.1
Goodwill and intangible assets impairments	0.0	23.3
Loss on disposal of assets	0.0	0.1
(Gain) loss from change in fair value of warrant liability	(20.0)	0.2
Other	—	—
Changes in operating assets and liabilities:
Accounts receivable	(2.4)	(0.7)
Prepaid insurance	0.3	3.9
Accounts payable and accrued liabilities	0.0	15.2
Unsettled crypto trades	2.6	(3.1)
Due to related party	(0.5)	0.0
Deferred revenue	0.0	0.8
Operating lease liabilities	(0.5)	1.0
Customer funds payable	(0.7)	(0.8)
Other assets and liabilities	(1.8)	27.7
Net cash provided by (used in) operating activities	0.6	0.6
Cash flows from investing activities:	(25.1)	(24.6)
Capitalized internal-use software development costs and other capital expenditures
Purchase of available-for-sale securities	(0.5)	(1.9)
Proceeds from the settlement of available-for-sale securities	(8.0)	(17.6)
Acquisition of Bumped Financial, LLC	14.4	10.0
Acquisition of Apex Crypto LLC, net of cash acquired	—	—
Net cash (used in) provided by investing activities	0.0	0.0
Cash flows from financing activities:	5.9	(9.4)
Proceeds from Concurrent Offerings, net of issuance costs
Proceeds from the exercise of warrants	—	—
Repurchase and retirement of Class A Common Stock	(0.1)	—
Net cash provided by (used in) financing activities	(0.1)	0.0
Effect of exchange rate changes	0.2	(0.4)
Net increase (decrease) in cash, cash equivalents, restricted cash, cash held in escrow, customer funds and deposits	(19.0)	14.8
Cash, cash equivalents, restricted cash, customer funds and deposits at the beginning of the period	$136.5	$109.9
Cash, cash equivalents, restricted cash, customer funds and deposits at the end of the period	$117.5	$124.7

Reconciliation of Non-GAAP Financial Measures

Non-GAAP Financial Measures – Adjusted EBITDA
Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization, acquisition-related expenses, share-based and unit-based compensation expense, goodwill and intangible assets impairments, restructuring charges, changes in the fair value of our warrant liability and certain other non-cash and/or non-recurring items that do not contribute directly to our evaluation of operating results and are not components of our core business operations. Adjusted EBITDA provides management with an understanding of earnings before the impact of investing and financing transactions and income taxes, and the effects of aforementioned items that do not reflect the ordinary earnings of our operations. This measure may be useful to an investor in evaluating our performance. Adjusted EBITDA is not a measure of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or other performance measures derived in accordance with GAAP. Our definition of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Non-GAAP financial measures like Adjusted EBITDA have limitations, should be considered as supplemental in nature and are not meant as a substitute for the related financial information prepared in accordance with GAAP. The non-GAAP financial measures should be considered alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

$mm's	3Q24	3Q23
Net loss	$(6.3)	$(51.7)
Depreciation and amortization	0.1	4.0
Interest income, net	(1.0)	(1.2)
Income tax expense	-0.1	0.2
EBITDA	$(7.3)	$(48.7)
Acquisition-related expenses	—	(0.7)
Share-based and unit-based compensation expense	2.6	3.3
Loss (gain) from change in fair value of warrant liability	(20.0)	0.2
Goodwill and intangible assets impairments	—	23.3
Impairment of long-lived assets	0.6	0.1
Restructuring expenses	0.4	—
Transition services expense	—	1.0
Adjusted EBITDA loss	($23.7)	($21.6)

Free Cash Flow is a non-GAAP financial measure. Free Cash Flow is cash flow from operations adjusted for “capitalized internal use software development costs and other capital expenditures” and “interest income.” We adjust for capitalized expenses associated with internally developed software for our technology platforms given they are a large component of our ongoing expense base given our position as a technology platform company.

We provide Free Cash Flow because we believe that Free Cash Flow, when viewed with our results under GAAP, provides useful information for the reasons noted above. However, Free Cash Flow is not a measure of liquidity under GAAP and, accordingly, should not be considered as an alternative to net cash used in operating activities as an indicator of liquidity.

$mm's	FY2024
	Low	High
Net cash used in operating activities	($84.0)	($89.0)
Capex	(3.1)	(3.3)
Interest income, net	(3.8)	(4.0)
Free Cash Flow	($90.9)	($96.3)